As filed with the Securities and Exchange Commission on August 31, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      74-1648137
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                                  KENT R. BERKE
             Assistant Vice President and Associate General Counsel
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500

         Approximate Date of Commencement of Proposed Sale To The Public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum        Proposed Maximum            Amount of Registration
  Title of Securities to be       Amount to be        Offering Price        Aggregate Offering                   Fee(1)
          Registered               Registered          Per Share(1)              Price(1)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $1.00 par value
per share                       1,255,508 Shares         $33.0625             $41,510,233.25                   $11,539.85
------------------------------------------------------------------------------------------------------------------------------------

862580v10

(1) Calculated pursuant to Rule 457(c) and based on the average of the high and low prices of the SYSCO's common stock on August 25, 1999, as reported on the New York Stock Exchange.

         The Registrant hereby amends this registration on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said
Section 8(a), may determine.

         The information in this prospectus is not complete and may change. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. The selling shareholders cannot sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                  SUBJECT TO COMPLETION, DATED AUGUST 31, 1999

                                   PROSPECTUS

                                1,255,508 SHARES

                                SYSCO CORPORATION

                                  COMMON STOCK




         This prospectus relates to an aggregate offering of 1,255,508 shares of SYSCO common stock by the selling shareholders identified on page 6 of this prospectus.

         The selling shareholders will sell their shares as described in the section of this prospectus entitled "Plan of Distribution." SYSCO will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.

         SYSCO's common stock is traded on the New York Stock Exchange under the symbol "SYY." The last reported sale price of the common stock on August 30, 1999 was $33.125 per share.


                                   ----------

     This investment involves risks. See "RISK FACTORS" beginning on page 4.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is __________, 1999

                                TABLE OF CONTENTS


                                                                            Page

SYSCO Corporation..............................................................2
Recent Developments............................................................3
Risk Factors...................................................................4
Use of Proceeds................................................................6
Selling Shareholders...........................................................6
Plan of Distribution...........................................................7
Legal Matters..................................................................8
Experts........................................................................8
Where You Can Find More Information............................................8


          You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, "SYSCO," "we," "us," and "our" refer to SYSCO Corporation and its subsidiaries.


                                SYSCO CORPORATION

         SYSCO Corporation, together with its subsidiaries and divisions, is the largest U.S. distributor of food and related products to the foodservice or "away-from-home-eating" industry. SYSCO provides its products and services to approximately 300,000 customers, including:

          o         restaurants;

          o         healthcare and educational facilities;

          o         lodging establishments; and

          o         other   foodservice    customers   throughout   the   entire
                    continental United States, as well as portions of Alaska, Hawaii and Canada.

         Since SYSCO's formation in 1969, annual sales have grown from approximately $115 million to over $17 billion in fiscal 1999. SYSCO's innovations in food technology, packaging and transportation provide customers with quality products delivered on time, in excellent condition and at reasonable prices.

         Products distributed by SYSCO include:

          o a full line of frozen foods, such as meats, fully prepared entrees, fruits, vegetables and desserts;

          o         a full line of canned and dry goods;

          o         fresh meats;

          o         imported specialties; and

          o         fresh produce.

         SYSCO also supplies a wide variety of nonfood items, including:

          o         paper products such as disposable napkins, plates and cups;

          o         tableware such as china and silverware;

          o         restaurant and kitchen equipment and supplies;

          o         medical and surgical supplies; and

          o         cleaning supplies.

         SYSCO distributes both nationally-branded merchandise and products packaged under its own private brands.

         SYSCO estimates that it purchases from thousands of independent sources, none of which accounts for more than 5% of SYSCO's purchases. These sources consist generally of large companies selling brand name and private label merchandise and independent private label processors and packers. Generally, purchasing is carried out on a decentralized basis through centrally developed purchasing programs and direct purchasing programs established by SYSCO's various operating subsidiaries and divisions. SYSCO continually develops relations with suppliers but has no material long-term purchase commitments with any suppliers.

         Our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099, and our telephone number is (281) 584-1390.


                               RECENT DEVELOPMENTS

         On August 27, 1999, SYSCO acquired by merger Doughtie's Foods, Inc., located in Portsmouth, Virginia. Doughtie's distributes a wide variety of meat and seafood products and other food items, including fruits and vegetables.

         On August 20, 1999, SYSCO acquired substantially all of the assets of the Buckhead Beef Company, Inc. located in Atlanta, Georgia. Buckhead Beef distributes custom-cut fresh steaks and other meats, seafood and poultry products.

         On July 9, 1999, SYSCO signed a merger agreement with Newport Meat Co., Inc. located in Irvine, California. Newport Meat distributes fresh aged beef and other meats, seafood and poultry products to the southern California foodservice market. The merger was completed on July 30, 1999.

         None of the acquisitions described above will have a material impact on SYSCO's business, financial condition or results of operations.

                                  RISK FACTORS

         In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating an investment in the common stock offered hereby.

SYSCO'S SIGNIFICANT INDEBTEDNESS COULD INCREASE ITS VULNERABILITY TO COMPETITIVE PRESSURES, NEGATIVELY AFFECT ITS ABILITY TO EXPAND AND DECREASE THE MARKET VALUE OF ITS COMMON STOCK

         Because historically a substantial part of SYSCO's growth has been the result of acquisitions and capital expansion, SYSCO's continued growth depends, in large part, on its ability to continue this expansion. As a result, its inability to finance acquisitions and capital expenditures through borrowed funds could restrict its ability to expand. Moreover, any default under the documents governing the indebtedness of SYSCO could have a significant adverse effect on the market value of SYSCO's common stock. Further, SYSCO's leveraged position may also increase its vulnerability to competitive pressures.

         As of March 27, 1999, SYSCO had approximately $914 million of long term indebtedness outstanding and approximately $1.4 billion of shareholders' equity. Also, SYSCO had available approximately $300 million of borrowing capacity under its revolving credit facility agreement, subject to the maintenance of financial ratios set forth in that agreement. Borrowing under this facility would increase SYSCO's indebtedness and magnify the above risks.

PROVISIONS IN SYSCO'S CHARTER AND STOCKHOLDER RIGHTS PLAN MAY INHIBIT A TAKEOVER OF SYSCO

         Under its Restated Certificate of Incorporation, SYSCO's Board of Directors is authorized to issue up to 1.5 million shares of preferred stock without stockholder approval. No shares of preferred stock are currently outstanding. Issuance of these shares would make it more difficult for anyone to acquire SYSCO without approval of the Board of Directors because more shares would have to be acquired to gain control. If anyone attempts to acquire SYSCO without approval of the Board of Directors of SYSCO, the stockholders of SYSCO have the right to purchase preferred stock of SYSCO, which also means more shares would have to be acquired to gain control. Both of these devices may deter hostile takeover attempts that might result in an acquisition of SYSCO that would have been financially beneficial to SYSCO's stockholders.

BECAUSE SYSCO SELLS FOOD PRODUCTS, IT FACES THE RISK OF EXPOSURE TO PRODUCT LIABILITY CLAIMS

         SYSCO, like any other seller of food, faces the risk of exposure to product liability claims in the event that the use of products sold by it causes injury or illness. With respect to product liability claims, SYSCO believes it has sufficient primary or excess umbrella liability insurance. However, this insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover liabilities. SYSCO generally seeks contractual indemnification and insurance coverage from parties supplying its products, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers. If SYSCO does not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce SYSCO's net income and earnings per share.

BECAUSE SYSCO HAS FEW LONG-TERM CONTRACTS WITH SUPPLIERS AND DOES NOT CONTROL THE ACTUAL PRODUCTION OF ITS PRODUCTS, SYSCO MAY BE UNABLE TO OBTAIN ADEQUATE SUPPLIES OF ITS PRODUCTS

         SYSCO obtains all of its foodservice products from other suppliers. For the most part, SYSCO does not have long-term contracts with any supplier committing it to provide products to SYSCO. Although SYSCO's purchasing volume can provide leverage when dealing with suppliers, suppliers may not provide the foodservice products and supplies needed by SYSCO in the quantities requested. Because SYSCO does not control the actual production of its products, it is also subject to delays caused by interruption in production based on conditions outside its control. These conditions include:

          o         job actions or strikes by employees of suppliers or SYSCO;

          o         weather;

          o         crop conditions;

          o         transportation interruptions; and

          o         natural disasters or other catastrophic events.

         The inability of SYSCO to obtain adequate supplies of its foodservice products as a result of any of the foregoing factors or otherwise could mean that SYSCO could not fulfill its obligations to customers, and customers may turn to other suppliers.

IF SYSCO FAILS TO ADEQUATELY ADDRESS THE YEAR 2000 ISSUE, IT MAY LOSE REVENUE OR INCUR ADDITIONAL COSTS

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000.

         As a result, SYSCO may suffer the following consequences:

          o SYSCO may experience a significant number of operational inconveniences and inefficiencies for it and its customers that may divert time and attention and financial and human resources from its ordinary business activities.

          o SYSCO may suffer serious system failures that may require significant efforts by it or its customers to prevent or alleviate material business disruptions.

          o SYSCO may experience a significant loss of revenues or incur a significant amount of unanticipated expenses.

IF  SYSCO  CANNOT   INTEGRATE   ACQUIRED   COMPANIES  WITH  ITS  BUSINESS,   ITS
PROFITABILITY MAY DECREASE

         If SYSCO is unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner its profitability may decrease. Integration of an acquired business may be more difficult when SYSCO acquires a business in a market in which it has limited or no expertise, or with a corporate culture different from SYSCO's. If SYSCO is unable to integrate acquired businesses successfully, it may incur substantial costs and delays in increasing its customer base. In addition, the failure to integrate acquisitions successfully may divert management's attention from SYSCO's existing business and may damage SYSCO's relationships with its key customers and suppliers. This risk is significant to SYSCO because historically it has acquired more business than many of its competitors.

                           Forward Looking Statements

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

          o         the statements discuss our future expectations;

          o the statements contain projections of our future results of operations or of our financial condition; and

          o         the statements state other "forward-looking" information.

         We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.


                                 USE OF PROCEEDS

         This prospectus relates to the offer and sale of our common shares by the selling shareholders. We will not receive any proceeds from the sale of the common shares, but we will pay all expenses related to the registration of the common shares other than underwriting discounts and commissions and fees of counsel to the selling shareholders.


                              SELLING SHAREHOLDERS

         The SYSCO common stock to which this prospectus relates is being offered by former shareholders of Newport Meat Co., Inc. On July 30, 1999, SYSCO issued 1,575,635 shares of common stock to the selling shareholders in connection with the merger between a wholly owned subsidiary of SYSCO and Newport Meat. In connection with the merger, we entered into a registration rights agreement with the selling shareholders of Newport Meat, under which we agreed to register for sale certain of the shares of common stock issued by SYSCO to the selling shareholders.

         The following table states the name of each of the selling shareholders, the number of shares of common stock of SYSCO beneficially owned by each selling shareholder as of July 30, 1999, the number of shares which may be sold for the account of the selling shareholders and the number of shares of common stock beneficially owned by each selling shareholder after the completion of the offering, including the percentage of SYSCO common stock owned by each selling shareholder as of July 30, 1999 and owned by each selling shareholder after the completion of the offering.

                                               Beneficial Ownership                                Beneficial Ownership
                                             Prior to the Offering (1)                           After the Offering (1) (2)
Name of                                      -------------------------      Number of            --------------------------
Selling Shareholder                            Shares      Percentage     Shares Offered          Shares         Percentage
-------------------                            ------      ----------     --------------          ------         ----------


Richard A. Nicholas, as Trustee
   of The R/C Nicholas Family
   Trust (3)                                 1,331,088          *             1,055,778           275,310            *

Richard A. Nicholas, as Trustee
   of the R. Nicholas 1999 Trust (3)          117,472           *              99,865             17,607             *

Richard A. Nicholas, as Trustee
   of the C. Nicholas 1999 Trust (3)          117,472           *              99,865             17,607             *

-------------------
       *    Less than 1% of outstanding shares.
       (1) The percentage is calculated based on the number of shares of SYSCO common stock beneficially owned. As of July 30, 1999, 329,455,167 shares of SYSCO common stock were outstanding.
       (2) Assumes all offered SYSCO common stock will be sold.
       (3) Since July 30, 1999, Richard A. Nicholas, the trustee for The R/C Nicholas Family Trust, the R. Nicholas 1999 Trust and the C. Nicholas 1999 Trust has been the chief executive officer and chairman of the Board of Directors of SYSCO Newport Meat Company, a wholly-owned subsidiary of SYSCO. Mr. Nicholas beneficially owns 9,603 additional shares of SYSCO common stock.

                              PLAN OF DISTRIBUTION

         The selling shareholders may offer and sell shares of common stock offered by this prospectus from time to time in one or more of the following transactions:

          o on the New York Stock Exchange or any other securities exchange that lists the common stock for trading;

          o         in the over-the-counter market;

          o in transactions other than on such exchanges or in the over-the-counter market;

          o in short sales of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

          o by pledge to secure debts and other obligations or on foreclosure of a pledge;

          o through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock; and

          o         in a combination of any of the above transactions.

         The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions. We have been advised by the selling shareholders that they have not made any arrangements relating to the distribution of the shares covered by this prospectus.

         The selling shareholders may use broker-dealers to sell their shares or may sell their shares to broker-dealers acting as principals. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents, or both. If a broker-dealer purchases shares as a principal, it may resell the shares for its owns account under this prospectus. We will pay all registration fees and expenses for the common stock offered by this prospectus.

         We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales of common stock.

         The  selling   shareholders  and  any  agent,  broker  or  dealer  that
participates in sales of common stock offered by this prospectus may be deemed "underwriters" under the Securities Act of 1933 and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling shareholders against certain liabilities arising under the Securities Act from sales of common stock. Selling shareholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.

         Instead  of  selling  common  stock  under  this  prospectus,   selling
shareholders may sell common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

         The term "selling shareholders" also includes persons who obtain common stock from selling shareholders as a gift, on foreclosure of a pledge or in another private transaction.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for SYSCO by Arnall Golden & Gregory, LLP, Atlanta, Georgia. Jonathan Golden , a partner of Arnall Golden & Gregory, LLP, is a director of SYSCO. As of July 30, 1999, attorneys with Arnall, Golden & Gregory, LLP beneficially owned an aggregate of approximately 66,000 shares of SYSCO's common stock.


                                     EXPERTS

         The consolidated balance sheets of SYSCO as of June 27, 1998 and June 28, 1997, and the related statements of consolidated results of operations, shareholders' equity and cash flows and financial statement schedule for each of the three years in the period ended June 27, 1998, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of Arthur Andersen LLP as experts in giving said report.

         With respect to the unaudited interim financial information of SYSCO for the quarters ended September 26, 1998, December 26, 1998 and March 27, 1999 incorporated herein by reference, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of
Section 11 of the Securities Act of 1933 for their reports on the unaudited interim information because those reports are not a "report" or a "part" of the prospectus prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


                       WHERE YOU CAN FIND MORE INFORMATION

         SYSCO files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. SYSCO's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows SYSCO to "incorporate by reference" information we file with the SEC, which means that SYSCO can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

         The following documents filed by SYSCO (File No. 1-06544) with the SEC are incorporated by reference in and made a part of this prospectus:

          o SYSCO's Annual Report on Form 10-K for the fiscal year ended June 27, 1998;

          o SYSCO's Quarterly Reports on Form 10-Q for the quarters ended September 26, 1998, December 26, 1998 and March 27, 1999;

          o         SYSCO'S  Current  Report on Form 8-K filed  August 30, 1999;
                    and

          o The description of SYSCO's common stock contained in SYSCO's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

         You may obtain a copy of these filings, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

                                    SYSCO Corporation
                                    Toni Spigelmyer
                                    Assistant Vice President Investor Relations
                                    1390 Enclave Parkway
                                    Houston, Texas 77077-2099
                                    Telephone:  (281) 584-1390

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  Other Expenses of Issuance and Distribution

         All expenses, other than fees and expenses of legal or other advisors to the selling shareholders, in connection with the offering described in this Registration Statement will be paid by SYSCO. Such expenses are as follows:*

         SEC registration fee..............................$11,539.85
         Printing expenses.................................    500.00
         Accounting fees and expenses......................  5,000.00
         Legal fees and expenses........................... 10,000.00
         Miscellaneous.....................................    500.00
                                                           ===========

                  Total....................................$27,539.85

--------------------


*The amounts set forth, except for the filing fees for the SEC, are estimated.


ITEM 15.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law and the Restated Certificate of Incorporation and the By-laws of SYSCO contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act and the Exchange Act.

         SYSCO has entered into indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified and insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.


ITEM 16.  Exhibits


Exhibit No.                                          Description
-----------                                          -----------

4(a) Senior Debt Indenture, dated as of June 15, 1995, between SYSCO Corporation and First Union National Bank, as Trustee. (Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No.
                  333-52897)).

4(b) Form of Subordinated Debt Indenture (Incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (No. 33-60023)).

4(c) First Supplemental Indenture, dated as of June 27, 1995, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(d) Second Supplemental Indenture, dated as of May 1, 1996, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual report on Form 10-K for the fiscal year ended June 29, 1996).

4(e) Third Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(f) Fourth Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(g) Fifth Supplemental Indenture, dated as of July 27, 1998, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1998).

5*                Opinion of Arnall Golden & Gregory, LLP regarding legality

15.1*             Letter regarding unaudited interim financial information

23.1*             Consent of Arnall Golden & Gregory, LLP (included as part of
                  Exhibit 5 hereto)

23.2*             Consent of Arthur Andersen LLP

24.1* Power of Attorney (included as part of the signature page hereto)

------------------------------
* Filed herewith.


ITEM 17.  Undertakings

          (a)       The undersigned Registrant hereby undertakes as follows:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  5. Insofar as  indemnification  for liabilities  arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and the State of Texas, on the 30th day of August, 1999.

                                SYSCO CORPORATION


                                By:/s/ Bill M. Lindig
                                   --------------------------------------
                                   Bill M. Lindig
                                   Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints John F. Woodhouse, Bill M. Lindig and John K. Stubblefield, Jr., or any one of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

SIGNATURE                           TITLE                                          DATE
---------                           -----                                          ----


/s/ Bill M. Lindig                  Chairman, Chief Executive Officer and          August 30,1999
----------------------------------- Director (principal executive officer)
Bill M. Lindig


/s/ John K. Stubblefield, Jr.       Senior Vice President Financial and            August 30, 1999
----------------------------------- Administration (principal financial and
John K. Stubblefield, Jr.           accounting officer)


/s/ John F. Woodhouse               Senior Chairman of the Board of Directors      August 30, 1999
-----------------------------------
John F. Woodhouse

/s/ John W. Anderson                Director                                       August 30, 1999
-----------------------------------
John W. Anderson

/s/ Gordon M. Bethune               Director                                       August 30, 1999
-----------------------------------
Gordon M. Bethune

/s/ Colin G. Campbell               Director                                       August 30, 1999
-----------------------------------
Colin G. Campbell

/s/ Charles H. Cotros               Director                                       August 30, 1999
-----------------------------------
Charles H. Cotros


SIGNATURE                          TITLE                    DATE
---------                          -----                    ----

/s/ Judith B. Craven               Director                 August 30, 1999
-----------------------------------
Judith B. Craven

/s/ Frank A. Godchaux, III         Director                 August 30, 1999
-----------------------------------
Frank A. Godchaux, III

/s/ Jonathan Golden                Director                 August 30, 1999
Jonathan Golden

/s/ Richard G. Merrill             Director                 August 30, 1999
-----------------------------------
Richard G. Merrill

/s/ Frank H. Richardson            Director                 August 30, 1999
-----------------------------------
Frank H. Richardson

/s/ Richard J. Schnieders          Director                 August 30, 1999
-----------------------------------
Richard J. Schnieders

/s/ Phyllis S. Sewell              Director                 August 30, 1999
-----------------------------------
Phyllis S. Sewell

/s/ Arthur J. Swenka               Director                 August 30, 1999
-----------------------------------
Arthur J. Swenka

/s/ Thomas B. Walker, Jr.          Director                 August 30, 1999
-----------------------------------
Thomas B. Walker, Jr.

                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------

4(a) Senior Debt Indenture, dated as of June 15, 1995, between SYSCO Corporation and First Union National Bank, as Trustee. (Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No.
                  333-52897)).

4(b) Form of Subordinated Debt Indenture (Incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (No. 33-60023)).

4(c) First Supplemental Indenture, dated as of June 27, 1995, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(d) Second Supplemental Indenture, dated as of May 1, 1996, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual report on Form 10-K for the fiscal year ended June 29, 1996).

4(e) Third Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(f) Fourth Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(g) Fifth Supplemental Indenture, dated as of July 27, 1998, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1998).

5*                Opinion of Arnall Golden & Gregory, LLP regarding legality

15.1*             Letter regarding unaudited interim financial information

23.* Consent of Arnall Golden & Gregory, LLP (included as part of Exhibit 5 hereto)

23.2*             Consent of Arthur Andersen LLP

24.1* Power of Attorney (included as part of the signature page hereto)

------------------------------

*Filed herewith.